Exhibit 10.25

AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

BETWEEN IDACORP, INC.

AND

______________________

THIS AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT (the "Agreement"), is by and between IDACORP, Inc., an Idaho corporation (the "Corporation") and __________________ (the "Executive") and is effective on the date established pursuant to Section 15 of this Agreement (the "Effective Date").

W I T N E S S E T H:

WHEREAS, the Executive is a valuable employee of the Corporation or a Subsidiary of the Corporation, an integral part of its management, and a key participant in the decision-making process relative to short-term and long-term planning and policy for the Corporation; and

WHEREAS, the Corporation wishes to encourage the Executive to continue his career and services with the Corporation or a Subsidiary, as the case may be, following a Change in Control; and

            WHEREAS, the Executive and the Corporation are parties to a Change in Control Agreement dated [       ] (the "Prior Agreement"), and the Executive and the Corporation desire to change certain terms of the Prior Agreement to address changes in tax laws and to revise and clarify certain other terms of the Prior Agreement; and

            WHEREAS, the Executive and the Corporation have agreed that this Agreement shall supersede and replace the Prior Agreement; and

WHEREAS, the Board has determined that it would be in the best interests of the Corporation and its shareholders to assure continuity in the management of the Corporation's, including Subsidiaries', administration and operations in the event of a Change in Control by entering into this Agreement with the Executive;

NOW THEREFORE, it is hereby agreed by and between the parties hereto as follows:

1.         Definitions.

a.         "Board" shall mean the Board of Directors of the Corporation.

b.         "Cause" shall mean the Executive's fraud or dishonesty which has resulted or is likely to result in material economic damage to the Corporation or a Subsidiary of the Corporation, as determined in good faith by a vote of at least two-thirds of the non-employee directors of the Corporation at a meeting of the Board at which the Executive is provided an opportunity to be heard.

1

c.         "Change in Control" shall mean:

(i) any person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "1934 Act") and as used in Section 13(d) of the 1934 Act), excluding (A) the Corporation or any Subsidiary, (B) a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporation immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Corporation, (C) an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary or (D) an underwriter temporarily holding securities pursuant to an offering of such securities ("Person")) is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Corporation; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Corporation;

(ii)        any Person has commenced a tender or exchange offer to acquire any stock of the Corporation (or securities convertible into stock) for cash, securities or any other consideration provided that, after the closing of the offer with full shareholder subscription, such Person would be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Corporation (calculated as provided in Paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock);

(iii)       all required shareholder approvals have been obtained for a merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets, of the Corporation or Idaho Power Company (a "Qualifying Transaction"), unless, immediately following such Qualifying Transaction, all of the following have occurred: (A) all or substantially all of the beneficial owners of the Corporation immediately prior to such Qualifying Transaction will beneficially own in substantially the same proportions, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Qualifying Transaction (including, without limitation, a corporation or other entity which, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) (as the case may be, the "Successor Entity"), (B) no Person will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Successor Entity and (C) at least a majority of the members of the board of directors of the Successor Entity will be Incumbent Directors;

(iv)       shareholder approval of a complete liquidation or dissolution of the Corporation or Idaho Power Company; or

2

(v)        within a 24-month period, individuals who were directors of the Board immediately before such period ("Incumbent Directors") cease to constitute at least a majority of the directors of the Board; provided, however, that any director who was not a director of the Board at the beginning of such period shall be deemed to be an Incumbent Director if the election or nomination for election of such director was approved by the vote of at least two-thirds of the directors of the Board then still in office (A) who were in office at the beginning of the 24-month period or (B) whose election or nomination for election was so approved, in each case, unless such individual was elected or nominated as a result of an actual or threatened election contest or as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board; or

(vi)       consummation of any transaction described in Section 1(c)(iii) or 1(c)(iv) if such transaction was not approved by shareholders.

For avoidance of doubt, transactions for the purpose of dividing Idaho Power Company's assets into separate distribution, transmission or generation entities or such other entities as the Corporation or Idaho Power Company may determine shall not constitute a Change in Control unless so determined by the Board.

Upon the Board's determination that (x) a tender offer that constituted a Change in Control under Section 1(c)(ii) will not result in a Person becoming the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Corporation or (y) the Qualifying Transaction described in Section 1(c)(iii) will not be closed or (z) a complete liquidation or dissolution of the Corporation or Idaho Power Company that was approved by shareholders, as described in Section 1(c)(iv), will not occur, a Change in Control shall be deemed not to have occurred from such date of determination forward, and this Agreement shall continue in effect as if no Change in Control had occurred except to the extent a Separation from Service requiring payments under this Agreement occurs prior to such Board determination.

d.         "Code" shall mean the Internal Revenue Code of 1986, as amended.

e.         "Compensation" shall mean the sum of (i) the Executive's annual base salary at the time of Separation from Service (or, if greater, at the time of a termination of employment that does not constitute a Separation from Service) and (ii) the Executive's target annual incentive award in the year of the Separation from Service (or, if greater, at the time of a termination of employment that does not constitute a Separation from Service) (or, if as of the date of the Separation from Service (or termination of employment, as the case may be) no target annual incentive award has yet been determined for the year of the Separation from Service, the target annual incentive award for the prior year).

f.          "Constructive Discharge" shall mean any of the following:

(i)         any material failure by the Corporation to comply with any of the provisions of this Agreement;

3

(ii)        the Corporation or a Subsidiary of the Corporation requiring the Executive to be based at any office or location more than 50 miles from the location at which the Executive was based on the day prior to the Change in Control;

(iii)       a reduction which is more than de minimis in (A) the Executive's annual rate of base salary or maximum annual incentive award opportunity, (B) the long-term incentive compensation the Executive has the opportunity to earn, determined in the aggregate if multiple long-term incentive opportunities exist or (C) the combined annual benefit accrual rate under the Corporation's qualified defined benefit pension plan and/or the Idaho Power Company Security Plan for Senior Management Employees, as in effect immediately prior to the Change in Control (except if such reduction is a part of a reduction for all executive officers);

(iv)       the Corporation's failure to require a successor entity to assume and agree to perform the Corporation's obligations pursuant to Section 9; or

(v)        a reduction which is more than de minimis in the long term disability and life insurance coverage provided to the Executive under the Corporation's life insurance and long term disability plans as in effect immediately prior to the Change in Control.

No such event described hereunder shall constitute Constructive Discharge unless the Executive has given written notice to the Corporation specifying the event constituting such Constructive Discharge within 90 days of the initial existence of such event (but in no event later than the Ending Date) and the Corporation has not remedied such within 30 days of receipt of such notice. The Corporation and Executive, upon mutual written agreement, may waive any of the foregoing provisions which would otherwise constitute a Constructive Discharge.

g.         "Coverage Period" shall begin on the Starting Date and end on the Ending Date.

h.         "Disability" shall mean an injury or illness which permanently prevents the Executive from performing services to the Corporation and which qualifies the Executive for payments under the Corporation's long term disability plan, which for purposes of this Agreement shall be the Idaho Power Company Long Term Disability Plan.

i.          "Ending Date" shall be the date which is 36 full calendar months following the date on which a Change in Control occurs or if the Change in Control is shareholder approval pursuant to Section 1(c)(iii) or 1(c)(iv), the date which is 36 months following the consummation of the transaction subject to such shareholder approval.

j.          "Separation from Service" shall mean "separation from service," as that term is used in Code Section 409A(a)(2)(A)(i).

k.         "Starting Date" shall be the date on which a Change in Control occurs.

l.          "Subsidiary" means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is now or hereafter owned, directly or indirectly, by the Corporation.

4

2.         Term.

This Agreement shall be effective as of the Starting Date and shall continue thereafter until the 36 month anniversary of the later of (i) such date or (ii) if the Change in Control causing the Agreement to be effective is shareholder approval pursuant to Section 1(c)(iii) or 1(c)(iv), the date of the consummation of the transaction subject to such shareholder approval; provided, however, the Corporation's obligations, if any, to provide payments and/or benefits pursuant to Section 3 of this Agreement and the obligations of the Corporation and the Executive under Section 5 of this Agreement shall survive the termination of this Agreement.

3.         Severance Benefits.

a.         If the Executive experiences a Separation from Service effected by the Corporation (and/or, if the Executive is employed by one or more Subsidiaries, effected by the Corporation and/or such Subsidiary or Subsidiaries) for any reason other than Cause (and not due to death or Disability) (for avoidance of doubt, transfer of employment between or among the Corporation and any of its Subsidiaries shall not constitute a Separation from Service effected by the Corporation or a Subsidiary for purposes of this Agreement), or effected by the Executive in the event of a Constructive Discharge, in either case at any time during the Coverage Period, then,

(i)         the Corporation shall pay or cause to be paid to the Executive (or if the Executive dies after Separation from Service but before receiving all payments to which he has become entitled hereunder, to the estate of the Executive) the following amounts:

(A) accrued but unpaid salary and accrued but unused vacation and sick time in accordance with the Corporation's or a Subsidiary's, as the case may be, Flexible Time Off or similar program, as may be amended from time to time, with such payment to be made within five business days after such Separation from Service; and

(B) subject to Section 17, a lump sum cash amount equal to two and one-half times the Executive's Compensation (the "Severance Payment"), with such payment to be made on the first business day that is 60 days after such Separation from Service, subject to the provisions of Section 19 hereof; and

(ii)        subject to Section 17, the Executive shall be entitled to the following additional severance benefits:

5

(A) notwithstanding anything in any other award notice or agreement providing otherwise, as applicable, (1) all of the Executive's outstanding stock options and stock appreciation rights shall become vested and exercisable as of the date Severance Payments are paid; (2) all of the Executive's outstanding shares of restricted stock and restricted stock units shall become vested in full (at target levels for any performance-based restricted stock or restricted stock units) as of the date Severance Payments are paid and shall be paid on the date the Severance Payments are paid; and (3) the target payout opportunity under all of the Executive's outstanding performance units or performance shares (or other similar awards with performance-based vesting) shall become vested at target levels as of the date Severance Payments are paid and shall be paid on the date the Severance Payments are paid;

(B) outplacement services commencing within 12 months of the date of the Separation from Service and extending for a period of not more than 12 months, the scope and provider of which shall be selected by the Executive in his sole discretion (but at a total cost to the Corporation of not more than $12,000); and

(C) continued coverage for Executive and, as applicable, the Executive's covered dependents under the Corporation's group health plans and other welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) to the extent the Executive elects to receive such coverage and pays a monthly premium equal to the COBRA premium for such group health coverage and the full monthly cost for such other welfare benefits (the "Elected Continuation Coverage").  Any such Elected Continuation Coverage shall be provided, to the extent the Company is able to provide it or to arrange for the provision of such benefits from another provider,  on the same basis (excluding premiums) as is provided to the Corporation's actively employed executives and their dependents, as applicable, until the earlier of (i) twenty-four (24) months after the Executive's Separation from Service or (ii) the date the Executive is first eligible for comparable coverage with a subsequent employer.  As a separate payment under this Agreement, for each month such Elected Continuation Coverage continues under this Section 3(a)(ii)(C), the Corporation shall pay to the Executive a monthly reimbursement payment so that, after withholding of all applicable taxes on such reimbursement payment, the Executive retains an amount equal to the excess of the COBRA premium and the full monthly cost for such Elected Continuation Coverage over the active employee cost for such coverage.

b.         Notwithstanding anything to the contrary contained in this Agreement, if the Executive's Separation from Service is effected by the Executive for any reason (unless, prior to such Separation from Service, the Corporation has given notice to the Executive that it intends to effect a Separation from Service for Cause) in the first full calendar month following the one year anniversary of the Change in Control (provided, that, (i) in the case of a Change in Control under Section 1(c)(ii), the one year anniversary shall be the first anniversary of the date the tender offer is completed, provided the tender offer has resulted in a Person becoming the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Corporation and (ii) in the case of a Change in Control under Section 1(c)(iii) or 1(c)(iv), the one year anniversary shall be the first anniversary of the date of the consummation of the transaction or event constituting the Change in Control), the Corporation shall pay (or cause to be paid) to the Executive (or the Executive's estate upon death) the amounts and provide to the Executive the benefits provided under Section 3(a); provided, however, the Severance Payment calculated under Section 3(a)(i)(B) shall be multiplied by 2/3, and the continuation period specified in Section 3(a)(ii)(C) shall be for 18 months rather than 24 months.

6

c.         (i)         If Independent Tax Counsel (as that term is defined below) determines that the aggregate payments and benefits provided or to be provided to the Executive pursuant to this Agreement, and any other payments and benefits provided or to be provided to the Executive from the Corporation or any of its Subsidiaries or other affiliates or any successors thereto constitute "parachute payments" as defined in Section 280G of the Code (or any successor provision thereto) ("Parachute Payments") that would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, except as otherwise provided in the next sentence, such Parachute Payments shall be reduced to the extent the Independent Tax Counsel shall determine is necessary (but not below zero) so that no portion thereof shall be subject to the Excise Tax. If Independent Tax Counsel determines that the Executive would receive in the aggregate greater payments and benefits on an after tax basis if the Parachute Payments were not reduced pursuant to this Section 3(c), then no such reduction shall be made; provided, however, that in such case the provisions of Sections 3(c)(ii) and 3(c)(iii) shall not be operative. The determination of which payments or benefits shall be reduced to avoid the Excise Tax shall be made by the Independent Tax Counsel, provided that the Independent Tax Counsel shall reduce or eliminate, as the case may be, payments or benefits in the order that it determines will produce the required deduction in total Parachute Payments with the least reduction in economic value to the Executive of such payments.  The determination of the Independent Tax Counsel under this subsection (i) shall be final and binding on all parties hereto.  For purposes of this Section 3(c), "Independent Tax Counsel" shall mean a lawyer, a certified public accountant with a nationally recognized accounting firm, or a compensation consultant with a nationally recognized actuarial and benefits consulting firm with expertise in the area of executive compensation tax law, who shall be selected by the Corporation and shall be acceptable to the Executive (the Executive's acceptance not to be unreasonably withheld), and whose fees and disbursements shall be paid by the Corporation.

(ii)        The Executive shall notify the Corporation in writing within 30 days of any claim by the Internal Revenue Service that, if successful, would require the payment by the Executive of an Excise Tax. Upon receipt of such notice, the Corporation may, in its sole discretion, either contest such claim, provide the Executive with an additional payment (a "Gross-Up Payment") intended to reimburse the Executive for any such Excise Tax and all taxes (including any Excise Tax) imposed upon the Gross-Up Payment and any interest or penalties  imposed with respect to such taxes (except to the extent such interest or penalty results from the Executive's failure to act in accordance with the Corporation's or a Subsidiary's reasonable directions or the Executive's failure to exercise due care) or do nothing. If the Corporation notifies the Executive in writing that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this sentence, the Executive shall:

(A)       give the Corporation any information reasonably requested by the Corporation relating to such claim,

(B)       take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

7

(C)       cooperate with the Corporation in good faith in order to effectively contest the claim, and

(D)       permit the Corporation to participate in any proceedings relating to the claim; provided, however, that the Corporation shall pay (or cause to be paid) directly all costs and expenses (including any interest and penalties, except to the extent such interest or penalty results from the Executive's failure to act in accordance with the Corporation's or a Subsidiary's reasonable directions or the Executive's failure to exercise due care) incurred in connection with the contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income or other tax, including interest and penalties with respect thereto (except to the extent such interest or penalty results from the Executive's failure to act in accordance with the Corporation's or a Subsidiary's reasonable directions or the Executive's failure to exercise due care), imposed as a result of such representation and payment of costs and expenses. The Corporation shall control all proceedings taken in connection with such contest; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall, unless prohibited by law, advance (or cause to be advanced) the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto (except to the extent such interest or penalty results from the Executive's failure to act in accordance with the Corporation's or a Subsidiary's reasonable directions or the Executive's failure to exercise due care), imposed with respect to such advance or with respect to any imputed income with respect to such advance. If the advancement described in the preceding sentence is prohibited by law, the Corporation and the Executive shall cooperate in an effort to determine an alternative approach to payment of the claim in a manner permitted by applicable law and consistent with original intent and economic benefit to the Executive of this provision.

(iii)       If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 3(c)(ii), the Executive becomes entitled to receive a refund with respect to a payment by the Corporation with respect to such claim, the Executive shall, within 10 days after the receipt of such refund, pay to the Corporation the amount of such refund, together with any interest paid or credited thereon after taxes applicable thereto.

(iv)       Notwithstanding anything herein to the contrary, this Section 3(c) shall be interpreted (and, if determined by the Corporation to be necessary, reformed) to the extent necessary to fully comply with the Sarbanes-Oxley Act and Section 409A of the Code; provided that the Corporation agrees to maintain, to the maximum extent practicable, the original intent and economic benefit to the Executive of the applicable provision without violating the provisions of the Sarbanes-Oxley Act and Code Section 409A.

8

d.         In the event of any Separation from Service described in Section 3(a) or Section 3(b), the Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment; provided, however, to the extent the Executive receives medical and health benefits from a subsequent employer, medical and health benefits provided pursuant to Section 3(a)(ii)(C) shall be secondary to those received from the subsequent employer.

e.         It is intended that the payments and benefits provided under this Agreement are in lieu of, and not in addition to, severance payments and benefits provided under any severance, change in control or similar plan or policy of the Corporation or a Subsidiary or under any other severance, change in control or similar agreements with the Corporation or any Subsidiary, whether written or oral.

4.         Nature of Obligation.

The Corporation shall not be required to establish a special or separate fund or other segregation of assets to assure payments under this Agreement, and, if the Corporation shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and the Executive or any other person. To the extent that any person acquires a right to receive payments under this Agreement such right shall be no greater than the right of an unsecured creditor.

5.         Full Settlement; Litigation Expenses; Arbitration.

a.         Except as provided below, the Corporation's obligation to make or cause to be made the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation or a Subsidiary may have against the Executive or others.  The Corporation agrees to pay, upon written demand therefor by the Executive, all legal fees and expenses the Executive reasonably incurs during his or her lifetime as a result of any dispute or contest (regardless of the outcome thereof) by or with the Corporation or others regarding the validity or enforceability of, or liability under, any provision of this Agreement, plus in each case, interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. Notwithstanding the foregoing, the Executive agrees to repay to the Corporation any such fees and expenses reimbursed by the Corporation if and to the extent that the Corporation or such others obtains a judgment or determination that the Executive's claim was frivolous or was without merit from the arbitrator or a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise. In any such action brought by the Executive for damages or to enforce any provisions of this Agreement, he shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Corporation's obligations hereunder, in his sole discretion.

9

b.         In the event of any dispute or difference between the Corporation and the Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, either the Executive or the Corporation may, by written notice to the other, require such dispute or difference to be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after the Executive has notified the Corporation of his desire to have the question settled by arbitration, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA") upon the application of the Executive. The determination reached or award rendered in such arbitration shall be final and binding on both parties without any right of appeal or further dispute, subject to the applicable state or federal laws relating to arbitration determinations or awards. Enforcement of an arbitration award by such arbitrator may be sought in any court of competent jurisdiction. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in Boise, Idaho, and shall be conducted in accordance with the Rules of the AAA. The Executive's expenses for such proceeding shall be paid, or repaid to the Corporation as the case may be, as provided in subsection (a) of this Section 5.

6.         Tax Withholding.

The Corporation may withhold from any payments made under this Agreement all federal, state or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

7.         Entire Understanding.

This Agreement contains the entire understanding between the Corporation and the Executive with respect to the subject matter hereof and supersedes any prior severance, change in control or similar agreement between the Corporation and the Executive (including, without limitation, the Prior Agreement by and between the Corporation and the Executive; provided, however, that, except as otherwise provided in this Section 7 and in Sections 3(c) and 3(e), this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of any kind elsewhere provided.

8.         Severability.

If, for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law continue in full force and effect.

9.         Consolidation, Merger, or Sale of Assets.

10

If the Corporation consolidates or merges into or with, or transfers all or substantially all of its assets to, another entity the term "Corporation" as used herein shall mean such other entity and this Agreement shall continue in full force and effect. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Agreement, the Corporation shall require such successor expressly and unconditionally to assume and agree to perform the Corporation's obligations under this Agreement, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

10.       Notices.

All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, first class as follows:

to the Corporation:

IDACORP, Inc.

Attention: General Counsel

P.O. Box 70

Boise, Idaho 83707

to the Executive:

At the address (or to the facsimile number) last shown on the records of the Corporation.

or to such other address as either party shall have previously specified in writing to the other.

11.       No Attachment.

Except as required by law, no right by the Executive or his estate to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

12.       Binding Agreement.

This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Corporation and their respective permitted successors and assigns.

13.       Modification and Waiver.

11

Prior to the date of a Change in Control or, if earlier, the date of a public announcement of a transaction or event which if consummated would be a Change in Control ("Pre-Change in Control Event"), this Agreement may be terminated, modified or amended by action of a majority of the members of the Board. After a Change in Control or Pre-Change in Control Event, this Agreement may not be terminated, modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

14.       Headings of No Effect.

The section headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.

15.       Effective Date and Executive Acknowledgments.

This Agreement shall become effective on the Starting Date. The Executive acknowledges that he has read and understands the provisions of this Agreement. The Executive further acknowledges that he has been given an opportunity for his legal counsel to review this Agreement and that the provisions of this Agreement are reasonable and that he has received a copy of this Agreement.

16.       Not Compensation for Other Plans.

Except for amounts paid pursuant to Section 3(a)(i)(A) that are considered compensation, earnings or wages for purposes of any employee benefit plan of the Corporation or its Subsidiaries, it is understood by all parties hereto that amounts paid and benefits provided hereunder are not to be considered compensation, earnings or wages for purpose of any employee benefit plan of the Corporation or its Subsidiaries, including, but not limited to, the qualified retirement plan or the Idaho Power Company Security Plan.

17.       Release.

Notwithstanding any provision herein to the contrary, if (and only if), within five days following the date of the Executive's Separation from Service, the Corporation provides the Executive a release of the Corporation, its Subsidiaries and other affiliates and related parties (in such form as the Corporation may reasonably determine) of all claims against the Corporation, its Subsidiaries and other affiliates and related parties relating to the Executive's service and separation therefrom, the Corporation shall not have any obligation to pay (or cause to be paid) any amount or provide any benefit under Section 3 of this Agreement (other than those amounts provided for in Section 3(a)(i)(A) unless the Executive executes such release and any revocation period applicable to such release has expired before the sixtieth day following the date of the Executive's Separation from Service.  If the release has not been executed by the Executive and has not become irrevocable by the applicable deadline provided in the prior sentence, any amounts under Section 3 of this Agreement (other than those amounts provided for in Section 3(a)(i)(A)) shall be forfeited.

18.       Governing Law.

12

To the extent not preempted by Federal law, this Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of Idaho, without regard to conflicts of law provisions.

19.       Code Section 409A.

a.         To the extent applicable, this Agreement is intended to comply with the requirements of Section 409A of the Code and any regulations and guidance issued thereunder ("Section 409A") and shall be interpreted accordingly.

b.         To the extent applicable, it is intended that all payments and benefits provided pursuant to this Agreement upon or following a Separation from Service qualify as short-term deferrals under Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent possible.  Any installment payments or reimbursements under this Agreement are to be treated as a series of separate payments for purposes of Section 409A.  Notwithstanding any provision to the contrary in this Agreement, if it is determined that any amounts to be provided pursuant to this Agreement constitute deferred compensation for purposes of Section 409A ("Deferred Compensation Payments") and if the Executive is deemed to be a "Specified Employee" (as that term is used in Code Section 409A(a)(2)(B)) on the date of the Executive's Separation from Service, as determined under the Corporation's policy for determining specified employees, any such Deferred Compensation Payments that are deemed payable due to a Separation from Service for purposes of Section 409A and are required to be delayed until the first business day after the date that is six months following the Executive's Separation from Service (or, if earlier, until the date of the Executive's death) to comply with Code Section 409A(a)(2)(B)(i) shall be so delayed, and the accumulated amounts, shall be paid in a lump sum payment to the Executive on the first business day that is after six months after the Executive's Separation from Service; provided, however, that if the Executive dies during such six month period, payment shall be made to the Executive’s estate within 60 days after the date of the Executive’s death.

c.         Except as provided in Section 19(d), notwithstanding any provision to the contrary in this Agreement, any reimbursements or in-kind benefits under this Agreement that constitute Deferred Compensation Payments shall be paid or provided to the Executive in a manner consistent with Treasury Regulation Section 1.409A-3(i)(1)(iv), including the requirement that the amount of reimbursements or in-kind benefits provided during a year may not affect the expenses eligible for reimbursement or in-kind benefits provided in any other year and that any reimbursements be made on or before the last day of the year following the year in which the expense was incurred.

13

d.         Notwithstanding any provision to the contrary in this Agreement, any reimbursements or other payments provided under Section 3(c) that constitute Deferred Compensation Payments will only be paid to the extent such payments would not result in taxation pursuant to Section 409A and shall be paid in a manner consistent with Treasury Regulation Section 1.409A-3(i)(1)(vi), including the requirements that (i) any such amounts be paid no later than the last day of the calendar year following the calendar year in which the Executive or the Corporation remits the applicable taxes and (ii) with respect to any such payments relating to a tax audit or litigation addressing the existence or amount of a tax liability, any such amounts be paid by the end of the calendar year following the calendar year in which the taxes that are the subject of the audit or litigation are remitted to the taxing authority, or where as a result of such audit or litigation no taxes are remitted, the end of the calendar year following the calendar year in which the audit is completed or there is a final and nonappealable settlement or other resolution of the litigation.

IN WITNESS WHEREOF, the Corporation and the Executive both intending to be legally bound have duly executed and delivered this Agreement, to be effective as of the date set forth in Section 15.

IDACORP, INC.

By:_____________________________

Its President & Chief Executive Officer

Date: ___________________________

EXECUTIVE

__________________________________

Date: ________________________

14